As filed with the Securities and Exchange Commission on May 11, 2018

Registration No. 333-186996

Registration No. 333-159183

Registration No. 333-159182

Registration No. 333-156004

Registration No. 333-87081

Registration No. 333-64442

Registration No. 333-39975

Registration No. 333-24445

Registration No. 333-24443

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-186996

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-159183

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-159182

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-156004

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-87081

Post-Effective Amendment No. 2 to

Form S-8 Registration Statement No. 333-64442

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-39975

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-24445

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement No. 333-24443

UNDER THE SECURITIES ACT OF 1933

CHICAGO BRIDGE & IRON COMPANY N.V.

(Comet II B.V., as successor by merger to Chicago Bridge & Iron Company N.V.)

(Exact name of registrant as specified in its charter)

The Netherlands	Prinses Beatrixlaan 35 2595 AK The Hague The Netherlands	98-0420223
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

The Shaw Group Inc. 2001 Employee Incentive Compensation Plan

The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan

The Shaw Group Inc. 2008 Omnibus Incentive Plan

2009 Amendment to Chicago Bridge & Iron 2001 Employee Stock Purchase Plan

2009 Amendment to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan

(formerly known as the Chicago Bridge & Iron 1999 Long-Term Incentive Plan)

Chicago Bridge & Iron 2008 Long-Term Incentive Plan

(formerly known as the Chicago Bridge & Iron 1999 Long-Term Incentive Plan)

Chicago Bridge & Iron 1999 Long-Term Incentive Plan

Chicago Bridge & Iron 2001 Employee Stock Purchase Plan

Chicago Bridge & Iron Employee Stock Purchase Plan (1997)

Chicago Bridge & Iron Company Long-Term Incentive Plan

Chicago Bridge & Iron Management Defined Contribution Stock Incentive Plan

(Full title of the plans)

John M. Freeman

4424 West Sam Houston Parkway North

Houston, Texas 77041

(Name and address of agent for service)

(281) 870-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by Comet II B.V., a Netherlands corporation (“Comet II”), as successor by merger to Chicago Bridge & Iron Company N.V. (“CB&I”), relate to the following Registration Statements of CB&I.

•	Registration Statement on Form S-8 (File No. 333-186996), filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2013, pertaining to the registration of 1,259,024 shares of CB&I’s common stock, par value EUR 0.01 per share (“Common Stock”), comprised of (a) 2,289 shares of Common Stock issuable in respect of outstanding awards under The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan, (b) 478,530 shares of Common Stock issuable in respect of outstanding awards under The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, (c) 18,302 shares of Common Stock issuable in respect of outstanding awards under The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan and (d) 759,903 shares of Common Stock issuable in respect of outstanding awards under The Shaw Group Inc. 2008 Omnibus Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-159183), filed with the Commission on May 12, 2009, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the 2009 Amendment to Chicago Bridge & Iron 2001 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (File No. 333-159182), filed with the Commission on May 12, 2009, pertaining to the registration of 4,000,000 shares of Common Stock issuable under the 2009 Amendment to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan (formerly known as the Chicago Bridge & Iron 1999 Long-Term Incentive Plan).

•	Registration Statement on Form S-8 (File No. 333-156004), filed with the Commission on December 8, 2008, pertaining to the registration of 4,073,687 shares of Common Stock issuable under the Chicago Bridge & Iron 2008 Long-Term Incentive Plan (formerly known as the Chicago Bridge & Iron 1999 Long-Term Incentive Plan).

•	Registration Statement on Form S-8 (File No. 333-87081), filed with the Commission on September 14, 1999, pertaining to the registration of 1,130,000 shares of Common Stock issuable under the Chicago Bridge & Iron 1999 Long-Term Incentive Plan, as amended on October 7, 2003.

•	Registration Statement on Form S-8 (File No. 333-64442), filed with the Commission on July 2, 2001, pertaining to the registration of 500,000 shares of Common Stock issuable under the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan, as amended on October 7, 2003.

•	Registration Statement on Form S-8 (File No. 333-39975), filed with the Commission on November 12, 1997, pertaining to the registration of 250,000 shares of Common Stock issuable under the Chicago Bridge & Iron Employee Stock Purchase Plan (1997).

•	Registration Statement on Form S-8 (File No. 333-24445), filed with the Commission on April 3, 1997, pertaining to the registration of 1,251,755 shares of Common Stock issuable under the Chicago Bridge & Iron Company Long-Term Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-24443), filed with the Commission on April 3, 1997, pertaining to the registration of 925,670 shares of Common Stock issuable under the Chicago Bridge & Iron Management Defined Contribution Stock Incentive Plan.

The Registration Statements referred to above are collectively referred to as the “Registration Statements.” The plans referred to above are collectively referred to as the “Plans.”

On May 10, 2018, McDermott International, Inc. (“McDermott”) and CB&I consummated a series of transactions (the “Combination”) contemplated by, and in accordance with, the Business Combination Agreement dated as of December 18, 2017 to which McDermott, CB&I and certain of their respective subsidiaries are parties, as amended. As a result of the Combination, (1) CB&I merged with and into Comet II, with Comet II continuing as the surviving entity, and (2) Comet II became an indirect wholly owned subsidiary of McDermott. CB&I has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements.

In accordance with an undertaking contained in each of the Registration Statements to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, Comet II, as successor to CB&I, hereby deregisters, and removes from registration, any and all securities originally reserved for issuance and registered under the Registration Statements that remained unsold at the effective time of the Combination. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, Comet II B.V. certifies that it has reasonable grounds to believe that all the requirements for filing on Form S-8 are met and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on May 11, 2018.

COMET II B.V.
(as successor by merger to Chicago Bridge & Iron Company N.V.)

By: MCDERMOTT TECHNOLOGY, B.V., its Managing Director

By:	/S/ STUART SPENCE
Stuart Spence
Managing Director

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.

4